SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report                                      June 30, 2000
(Date of earliest event reported)

                          Dynacore Holdings Corporation

                        (formerly Datapoint Corporation)

             (Exact name of registrant as specified in its charter)

       Delaware                       001-07636               74-1605174
(State or other jurisdiction     (Commission File Number)   (IRS Employer
of incorporation)                                           Identification No.)

                       7 rue d'Anjou 75008, Paris, France;
                8410 Datapoint Drive, San Antonio, TX 78229-8500
             (Address of principal executive offices) (Zip Code)
 Registrant's telephone number, including area code 331-4007-3737; 210-593-7000

  Item 2.         Acquisition or Disposition of Assets.

                  On June 30, 2000, the Registrant issued a press release, a copy of which is attached as Exhibit 99 to this Form 8-K, indicating that the Registrant completed the previously reported sale of its European operations and certain U.S. assets to Datapoint NewCo 1 Limited for $49.5 million in cash, less certain adjustments, including an adjustment in the event that the aggregate shareholder deficit of the European operations exceeds $10.0 million. The sale, which represents substantially all of the assets and revenue of the Registrant, was approved by the Bankruptcy Court for the District of Delaware.

     Item 7. Financial Statements,  Pro Forma Financial Information and Exhibits

     (b) Pro Forma Financial Information. Set forth below is the pro forma financial information required with respect to the transactions described above in Item 2: The following unaudited pro forma financial statements have been prepared to give effect to the sale of the Company's European operations (the "Sale"), for $49.5 million in cash, less certain adjustments, which represents substantially all of the Company's historical operations.

A) The unaudited pro forma financial statements of Dynacore Holdings Corporation ("Dynacore") (formerly Datapoint Corporation) give effect to the consummation of the Sale transaction, as if the Sale had been consummated: (i) on April 29, 2000, in the case of the Unaudited Pro Forma Balance Sheet, (ii) on August 2, 1998, in the case of the Unaudited Pro Forma Statements of Operations for the fiscal year ended July 31, 1999,
     (iii) and on August 1, 1999, in the case of the Unaudited Pro Forma Statements of Operations for the nine month period ended April 29, 2000.

B) On June 27, 2000, Dynacore announced that an agreement in principle had been reached with the Official Unsecured Creditors' Committee appointed in the corporation's Chapter 11 case pending in the United States Bankruptcy Court for the District of Delaware. (Case No. 00-1853(PJW)).

     The agreement, which is subject to among other things, filing of a Plan of Reorganization, vote of creditors and equity security holders and approval by the Bankruptcy Court, provides for the distribution of approximately $34.8 million in cash to Debenture holders and other unsecured creditors from the proceeds of the Sale. Such cash distribution is expected to result in debentureholders' receiving a distribution equal to 60% of the face value of the outstanding 8 7/8% Convertible Subordinated Debentures due 2006 (the "Debentures"), excluding accrued interest. At the time of confirmation of the Plan of Reorganization, Dynacore is expected to have remaining working capital of approximately $4 million after fees, expenses and certain escrow items required in the Sale.

     The agreement provides that when the reorganized Dynacore emerges from Chapter 11: (i) Debenture holders and other unsecured creditors will receive 25% of the equity of the reorganized corporation, 3 out of 7 seats on the Board of Directors, and 40% of a Patent Litigation Trust, to be formed to pursue the corporation's patent litigations, (ii) current Exchangeable Preferred Shareholders will receive 23.5% of the equity of the reorganized corporation, and 3.5% of the Patent Litigation Trust, (iii) current Common Shareholders will receive 41.5% of the equity of the reorganized corporation; and (iv) current officer management will receive 10% of the equity of the reorganized corporation as part of a settlement of certain officer administrative claims that include contract cancellation and other contractual entitlements. The Plan of Reorganization of the corporation is expected to be filed during July 2000.

     Pursuant to the agreement, with respect to its remaining 56.5% interest in the Patent Litigation Trust, Dynacore will distribute to its post-bankruptcy shareholders 75% of the first $100 million of net proceeds received, if any, after adjustment for corporate tax and payment of all patent litigation expenses.

     The unaudited pro forma financial statements exclude any impact resulting from the agreement described above.

C) The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of what Dynacore's actual financial position or results of operations would have been had the Sale been consummated on such dates, nor is it necessarily indicative of future financial position or results of operations. Additionally, the pro forma financial statements do not give effect to (i) any transactions other than the Sale and those described in the accompanying notes to the unaudited pro forma financial statements, (ii) any one-time charges that may result from the restructuring of Dynacore's existing business due to the Sale, or (iii) any cost savings or other synergies anticipated by Dynacore management as a result of the Sale.

D) The unaudited pro forma financial statements do not purport to be indicative of Dynacore's financial position or results of operations as of the date hereof or for any period ended on the date hereof, as of the closing date of the Sale, or for any period ending at the closing date, or as of or for any other future date or period. Future results of the Company could differ materially from the unaudited pro forma financial statements because of various risks and uncertainties including without limitation, changes in competition, economic conditions, new product development, changes in market conditions, changes in tax and other governmental rules, the outcome of the Engstrom v. Futureshare.com, LLC litigation, and regulations applicable to the Company.

E) The following unaudited pro forma financial statements are based upon the historical financial statements of Dynacore and should be read in conjunction with such historical financial statements and notes thereto included in the Company's Annual Report on Form 10K for the year ended July 31, 1999 and Form 10Q for the quarterly period ended April 29, 2000.

                 DYNACORE HOLDINGS CORPORATION
          UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     YEAR ENDED JULY 31, 1999
             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    Pro Forma
                                                                                    Adjustments          Pro
                                                              Historical              Sale (A)          Forma

Revenue:
  Sales                                                          $78,687              ($75,155)           $3,532
  Service and lease                                               59,598               (58,902)              696
                                                                  ------               -------               ---
      Total revenue                                              138,285              (134,057)            4,228

Operating Cost and expenses
  Cost of Sales                                                   60,740               (59,038)            1,702
  Cost of Service and lease                                       41,958               (41,514)              444
  Research and development                                         1,965                (1,373)              592
  Selling, general and administrative                             35,695               (27,426)            8,269
  Restructuring costs                                                813                  (163)              650
                                                                     ---                  ----               ---
      Total operating expenses                                   141,171              (129,514)           11,657

      Operating income (loss)                                     (2,886)               (4,543)           (7,429)

Non-operating income (expense)
  Interest expense                                                (5,731)                  821            (4,910)
  Other, net                                                         196                  (218)              (22)
                                                                     ---                  ----               ---

      Income (loss) before income taxes
        and extraordinary item                                    (8,421)               (3,940)          (12,361)
Income tax expense (credit)                                          835                  (762)               73
                                                                     ---                  ----                --
     Income (loss) before extraordinary item                      (9,256)               (3,178)          (12,434)
Debt extinguishment                                                1,707                     -             1,707
                                                                   -----                                   -----
      Net income (loss)                                          ($7,549)              ($3,178)         ($10,727)
                                                                 =======               =======          ========

Net Loss Less Preferred Stock Dividends
  Paid or Accumulated plus the Gain on
  Exchange & Retirement of Preferred Stock                       ($7,927)                               ($11,105)
Net Loss Per Common Share - Basic and Diluted                     ($0.44)                                 ($0.61)
Average Common Shares Outstanding                             18,225,790                              18,225,790

                  DYNACORE HOLDINGS CORPORAITON
           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                 NINE MONTHS ENDED APRIL 29, 2000
              (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                        Pro Forma
                                                                                       Adjustments               Pro
                                                               Historical               Sale (A)               Forma

  Sales                                                           $54,798             ($54,102)                  $696
  Service and lease                                                41,124              (40,693)                   431
                                                                   ------              -------                    ---
      Total revenue                                                95,922              (94,795)                 1,127

Operating Cost and expenses
  Cost of Sales                                                    41,906              (41,629)                   277
  Cost of Service and lease                                        30,348              (30,301)                    47
  Research and development                                            830                 (830)                     0
  Selling, general and administrative                              24,047              (18,611)                 5,436
  Restructuring costs                                                 624                    0                    624
                                                                      ---                    -                    ---
      Total operating expenses                                     97,755              (91,371)                 6,384

      Operating income (loss)                                      (1,833)              (3,424)                (5,257)


  Interest expense (credit)                                        (4,163)                 462                 (3,701)
  Other, net                                                          822                 (870)                   (48)
                                                                      ---                 ----                    ---
      Income (loss) before income taxes                            (5,174)              (3,832)                (9,006)
Income tax expense (credit)                                           251                 (262)                   (11)
                                                                      ---                 ----                    ---
      Net income (loss)                                           ($5,425)             ($3,570)               ($8,995)
                                                                  =======              =======                =======

Net Loss Less Preferred Stock Dividends
  Paid or Accumulated                                             ($5,874)                                    ($9,160)
Net Loss Per Common Share - Basic and Diluted                      ($0.32)                                     ($0.50)
Average Common Shares Outstanding                              18,359,438                                  18,359,438

              DYNACORE HOLDINGS CORPORATION
            UNAUDITED PRO FORMA BALANCE SHEET
                      APRIL 29, 2000
                      (IN THOUSANDS)

                                                                                 Pro Forma
                                                                                Adjusments                  Pro
ASSETS                                                          Historical          Sale                   Forma

Current assets
  Cash  and cash equivalents                                       $1,500           ($1,247)(A)              $253
  Restricted cash and cash equivalents                                295              (295)(A)            38,800
                                                                                     38,800 (B)
  Accounts receivable, net                                         33,294           (32,872)(A)               422
  Inventories                                                       3,534            (3,512)(A)                22
  Prepaid expenses                                                  2,249            (2,009)(A)               240
                                                                    -----            ------                   ---
      Total current assets                                         40,872            (1,135)               39,737

Fixed assets, net                                                   5,542            (5,248)(A)               294
Other assets, net                                                   1,878            (1,271)(A)               607
                                                                    -----            ------                   ---

      Total assets                                                $48,292           ($7,654)              $40,638
                                                                  =======           =======               =======

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Payable to banks                                                 $5,879           ($5,862)(A)               $17
  Current maturities of long-term debt                              4,960                 -                 4,960
  Accounts payable                                                 20,654           (19,033)(A)             1,621
  Accrued expenses                                                 25,891           (18,061)(A)             7,830
  Deferred revenue                                                  7,674            (7,318)(A)               356
  Income taxes payable                                              1,289            (1,267)(A)                22
                                                                    -----            ------                    --
      Total current liabilities                                    66,347           (51,541)               14,806

  Long-term debt, exclusive of current maturities                  50,000                 -                50,000
  Other liabilities                                                 9,379            (4,643)(A)             4,736

Stockholders' equity (deficit)                                    (77,434)           (6,217)(C)           (28,904)
                                                                                      6,274 (C)
                                                                                     48,473 (C)
                                                                                     ------
      Total liabilities &
      stockholders'  equity (deficit)                             $48,292           ($7,654)              $40,638
                                                                  =======           =======               =======

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



1.       UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

The accompanying unaudited pro forma statements of operations for the year ended July 31, 1999 and the nine months ended April 29, 2000, have been prepared as if the Sale was consummated as of August 2, 1998, and August 1, 1999, respectively, and reflect the pro forma adjustments described below. The estimated non-recurring gain on the Sale is excluded from the pro forma results of operations.

(A) to eliminate the historical results of operations associated with the Company's European operations included in the Sale, including costs associated with certain corporate employees and other personnel who were transferred to the purchaser in connection with the Sale.


2.   UNAUDITED PRO FORMA BALANCE SHEET

The accompanying unaudited pro forma balance sheet assumes the Sale was consummated on April 29, 2000 and reflects the following pro forma adjustments:

     (A) to record the sale of the historical operating assets and liabilities of the European operations pursuant to the Sale.

     (B) to record net cash proceeds to be received by the Company upon consummation of the Sale. Net proceeds include the purchase price of $49,500 thousand less anticipated transaction costs and estimated taxes related to the sale of $4,700 thousand and escrow deposits of $6,000 thousand. Transaction costs include legal, accounting, other professional fees, and estimated management bonuses to be paid in connection with the consummation of the Sale. The escrow deposits will be held by a designated escrow agent pending adjustment, if any, related to the aggregate of the shareholder deficit of the European operations and resolution of certain pension fund matters.

     (C) to record the estimated net gain on the sale of the European operations as follows: (in thousands)

           Net cash proceeds                                  $38,800
           Net liabilities of the European operations           9,673
           Accumulated other comprehensive income                  57
                                                          -----------
           Net gain from Sale                                 $48,530
                                                              =======

           Accumulated other comprehensive income includes ($6,217) thousand for minimum pension liability adjustments recorded by the Company in connection with its United Kingdom subsidiary's defined benefit pension plan, offset by $6,274 thousand for foreign currency translation adjustments recorded by the Company relating to its European Subsidiaries.


EXHIBIT NO.                                          DESCRIPTION OF EXHIBIT
99       June 30, 2000 Press Release

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Dynacore Holdings Corporation
                                         (formerly Datapoint Corporation)
                                         (Registrant)
Date:  July 14, 2000

                                          By:  /s/ Phillip P. Krumb
                                               Phillip P. Krumb
                                               Acting Chief Financial Officer

                                  EXHIBIT INDEX


(99)     June 30, 2000 Press Release

                                    Exhibit 99 - Press Release of Registrant




Contact:                                                Sharon P. Riggs
                                                        Investor Relations
                                                        San Antonio, Texas
                                                        (210) 593-7901




                          DYNACORE HOLDINGS CORPORATION
                        (FORMERLY DATAPOINT CORPORATION)
                      COMPLETES SALE OF EUROPEAN OPERATIONS
                             AND CERTAIN U.S. ASSETS

         SAN ANTONIO,  Texas, June 30,  2000.....Dynacore  Holdings  Corporation
(formerly Datapoint Corporation EBB: DTPTQ) announced that the previously reported sale of its European operations and certain U.S. assets to Datapoint NewCo 1 Limited for $49.5 million in cash, less certain adjustments, including an adjustment in the event that the aggregate shareholder deficit of the European operations exceeds $10.0 million at closing, was completed today.

         Under the agreement in principle reached with the Official Unsecured Creditors' Committee appointed in Dynacore's Chapter 11 case pending in United States Bankruptcy Court for the District of Delaware (Case No. 00-1853 (PJW)), at the time of confirmation of the Plan of Reorganization, Dynacore is expected to have remaining working capital from the proceeds of the sale of approximately $4 million after fees, expenses and certain escrow items required in the sale. Dynacore will have no debt at that time.

         The sale of its European Operations is consistent with the direction of the Corporation to focus its efforts and resources on acquiring, developing and marketing software with Internet and E-commerce applications. The previously acquired Corebyte NetworksTM product family (www.corebyte.com), highlights this effort. The Corebyte subsidiary has developed an intelligent browser-based communications networking system. With a single interface, users of Corebyte NetworksTM products directly access every application necessary to manage their enterprise from basic E-mail to advanced group computing tools. Corebyte NetworksTM products users seamlessly share and exchange valuable information, selectively and securely, within their networked community and across enterprises via the Internet. Companies that standardize their network on Corebyte NetworksTM products gain all the benefits of the Internet and eliminate the fear of obsolescence.

         This press release contains forward-looking statements that involve uncertainties, including, but not limited to, risks and uncertainties related to the competitive environment and other risks. Future trends and results may differ materially from disclosures contained in this release.

                                      #####